Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-182204) of British Telecommunications plc of our report dated 15 May 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in British Telecommunications plc’s Annual Report and Form 20-F for the year ended 31 March 2014.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

22 May 2014